EXHIBIT 19.1

                        STATEMENT TO CERTIFICATEHOLDERS
                       NATIONSCREDIT GRANTOR TRUST 1997-1


     Pursuant to the Pooling and Servicing Agreement, dated as of May 22, 1997 among NationsCredit Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.


Month                                                                                                          Jun-97

Collection Period                                                                                              6/1/97
Determination Date                                                                                            7/11/97
Deposit Date                                                                                                  7/14/97
Distribution Date                                                                                             7/15/97


Pool Balance
        Pool Balance on the close of the last day of the Collection Period (Record Date)                  172,991,051

        Pool Factor                                                                                        95.1644735%
        Ending Pool Balance (per $1,000 certificate)                                                              952
        Liquidation Proceeds                                                                                  106,214
        Purchase Amounts                                                                                       42,196

Amounts Distributed on the Distribution Date (per $1,000 certificate)
        Interest Payments:
        Monthly Interest Payment                                                                                5.470
        Carry-Over Monthly Interest Payment                                                                     -
        Total Interest Payment                                                                                  5.470

        Principal Payments:
        Monthly Principal Payment                                                                              20.742
        Carry-Over Monthly Principal Payment                                                                    -
        Total Principal Payment                                                                                20.742

        Servicing Fee:
        Servicing Fee                                                                                           0.608
        Carry-Over Monthly Servicing Fee                                                                        -
        Total Servicing Fee                                                                                     0.608

Surety Bond
        Surety Bond Amount for the current Distribution Date                                              176,761,622
        Surety Bond Amount as a % of the Pool Balance                                                        102.1796%


                         MONTHLY SERVICERS CERTIFICATE
                       NATIONSCREDIT GRANTOR TRUST 1997-1



     Pursuant to the Pooling and Servicing Agreement, dated as of May 31, 1997 among NationsCredit Securitization Corporation (as "Seller"), NationsCredit Corporation of America (as "Servicer") and Bankers Trust Company (as "Trustee" and "Collateral Agent"), the Servicer is required to prepare certain information each month regarding distribution to Certificateholders and the performance of the Trust. The information with respect to the applicable Distribution Date is set forth below.



Month                                                                                                    Jun-97
Collection Period                                                                                         1-Jun-97
Determination Date                                                                                       11-Jul-97
Deposit Date                                                                                             14-Jul-97
Distribution Date                                                                                        15-Jul-97


POOL BALANCE
     Pool Balance on the close of the last day of the preceding Collection Period                   176,761,622.38

        Principal Collections                                                                         3,587,290.94
        Purchase Amounts Allocable to Principal                                                          42,195.95
        Defaulted Receivables                                                                           141,084.32
        Pool Balance on the close of the last day of the Collection Period                          172,991,051.17

        Original Pool Balance                                                                       181,781,125.63

        Pool Factor                                                                                          95.16%

        Preference Amounts                                                                                   -

        Certificate Pass-Through Rate                                                                         6.75%
        Servicing Fee Rate                                                                                    0.75%


Available Funds
        Collections allocable to interest                                                             1,571,106.48
        Purchase Amounts allocable to interest                                                           15,771.56
        Liquidation Proceeds                                                                            106,214.12
        Collections allocable to principal                                                            3,587,290.94
        Purchase Amounts allocable to principal                                                          42,195.95
        Other Available Funds - Interest on Collection or Certificate Account                                -
        Total Available Funds                                                                         5,322,579.05

Interest Payment
        Monthly Interest Payment                                                                        994,284.13
        Carry-Over Monthly Interest                                                                           -
        Total                                                                                           994,284.13

Principal Payment
        Monthly Principal Payment                                                                     3,770,571.21
        Carry-Over Monthly Principal                                                                          -
        Total                                                                                         3,770,571.21

Servicing Fee
        Servicing Fee                                                                                   110,476.01
        Carry-Over Monthly Servicing Fee                                                                       -
        Total                                                                                           110,476.01

Deposit to Certificate Account
        Available Funds                                                                               5,322,579.05
        Reserve Account Withdrawal Deposit                                                                  -
        Surety Bond Drawing Deposit                                                                         -
        Total Deposit to the Certificate Account                                                      5,322,579.05

Distributions from the Certificate Account

        Monthly Interest Payment and any Carry-Over Monthly Interest                                    994,284.13
        Monthly Principal Payment and any Carry-Over Monthly Principal                                3,770,571.21
        Preference Amounts                                                                                   -
        Servicing Fee and any Carry-Over Servicing Fee                                                  110,476.01
        Distributions to the Surety Bond Provider                                                        17,676.16
        Distributions to the Reserve Account                                                            429,571.54
        Distributions to the Seller                                                                          -

        Carry-Over Monthly Interest to the next Distribution Date                                            -
        Carry-Over Monthly Principal to the next Distributions Date                                          -
        Carry-Over Monthly Servicing Fee to the next Distribution Date                                       -


Reserve Account
        Reserve Account Balance as of the end of the preceding Collection Period                      5,839,893.94
        Earnings from investments on the Reserve Account                                                 22,027.15
        Reserve Account Withdrawal                                                                            -
        Deposits to the Reserve Account                                                                 429,571.54
        Reserve Account Balance                                                                       6,291,492.63
        Distributions of any excess amounts on deposit in the Reserve Account                                -
        Ending Reserve Account Balance                                                                6,291,492.63


        Reserve Account Balance as a % of the Pool Balance                                                    3.64%
        Specified Reserve Account Requirement                                                         6,919,642.05
        Amount needed to fully fund Reserve Account                                                     628,149.42

Surety Bond
        Required Surety Bond Amount                                                                 176,761,622.38
        Surety Bond amount on the previous Distribution Date                                        176,761,622.38
        Payments made with respect Surety Principal Draws                                                    -
        Payments received with respect to unreimbursed Surety Principal Draws                                -
        Surety Bond Amount for the current Distribution Date                                        176,761,622.38

        Total Surety Bond Draws                                                                              -
        Surety Bond Fee                                                                                  17,676.16
        Amount Owed to Surety Bond Provider                                                                  -
        Surety Bond Fee Paid                                                                             17,676.16
        Payments made to the Surety Bond Provider                                                            -
        Surety Bond Fee Outstanding                                                                          -
        Remaining Amounts Owed to the Surety Bond Provider                                                   -


Net Credit Loss Ratio
        Net Credit Losses                                                                                34,870.20
        For the Current Collection Period                                                                     0.02%
        For the preceding Collection Period                                                                   0.08%
        For the second preceding Collection Period                                                            -
        Average Net Credit Loss Ratio                                                                         0.05%

Delinquency Analysis
        Number of Loans
        30 to 59 days past due                                                                              155.00
        60 to 89 days past due                                                                               32.00
        90 or more days past due                                                                             67.00
        Total                                                                                               254.00

        Principal Balance
        30 to 59 days past due                                                                        1,429,359.93
        60 to 89 days past due                                                                          295,416.74
        90 or more days past due                                                                        582,187.60
        Total                                                                                         2,306,964.27

        Delinquency Ratio
        For the current Collection Period                                                                    1.33%
        For the preceding Collection Period                                                                  1.31%
        For the second preceding Collection Period                                                           0.00%
        Average Delinquency Ratio                                                                            1.32%


Weighted Average Computations

        Weighted Average Coupon                                                                             10.94
        Weighted Average Original Term (months)                                                            123.00
        Weighted Average Remaining Term (months)                                                           108.00
        Number of Outstanding Accounts - End of Period                                                  15,210.00


Cash Settlement for the Trustee
        Total Deposit to the Collection Account                                                       5,322,579.05
        Servicing Fee                                                                                   110,476.01
        Interest allocable to the Seller's Certificate                                                        0.69
        Principal amount allocable to the Seller's Certificate                                                2.61
        Net Deposit to the Certificate Account                                                        5,212,099.74
        Wire Funds to the Certificateholders                                                          4,764,852.04
        Wire Funds to the Surety Bond Provider                                                           17,676.16
        Deposit Funds into the Reserve Account                                                          429,571.54
        Wire Funds to NationsCredit                                                                           -

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Approved By: /s/ Lawrence Angelilli
             Name:  Lawrence Angelilli
             Title: Vice President & Treasurer